UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2009

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 14, 2009, the Board of Directors of Autodesk, Inc. (“the Company”) approved a world-wide restructuring plan that includes a reduction in force that will result in the termination of approximately 10% of the Company’s workforce. The Company expects to substantially complete the reduction in force by the end of its first quarter of fiscal 2010 (ending April 30, 2009). In addition, by the end of its first quarter of fiscal 2010 (ending April 30, 2009), the Company intends to close all or certain portions of up to 27 of its leased facilities. The Company is taking these actions in order to reduce costs, streamline operations, and improve its cost structure in the current operating environment.

The Company anticipates incurring restructuring and impairment charges of $65 million to $75 million, of which $48 million to $57 million would be for one-time employee termination benefits and $17 million to $18 million would be for facilities-related costs. Substantially all of these charges will be expensed in the fourth quarter of fiscal 2009 (ending January 31, 2009), and first quarter of fiscal 2010 (ending April 30, 2009). These charges would result in cash payments of approximately $65 million to $75 million, consisting of one-time employee termination and lease termination payments.

Item 8.01	Other Events.

On January 15, 2009, the Company issued a press release reporting its updated business outlook for the three months ending January 31, 2009. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the press release furnished herewith as Exhibit 99.1 provides investors with certain non-GAAP measures, including future non-GAAP net earnings per diluted share. For the Company’s internal budgeting and resource allocation process, the Company’s management uses these non-GAAP measures that do not include: (a) the stock-based compensation impact of SFAS 123R, (b) amortization of purchased intangibles and purchases of technology that result in in-process research and development expense and (c) certain restructuring charges on the difference between GAAP and non-GAAP costs and expenses. The Company’s management uses these non-GAAP measures in making operating decisions because it believes the measures provide meaningful supplemental information regarding the Company’s earning potential. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ historical results and operating guidance.

As described above, the Company excludes the following items from its non-GAAP measures:

A. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock-based compensation under SFAS 123R. The Company excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and the Company’s management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Further, as SFAS 123R is applied, the Company’s management believes that it is useful to investors to understand the impact of the application of SFAS 123R to its results of operations.

B. Amortization of purchased intangibles and in-process research and development expenses. The Company incurs amortization of acquisition-related purchased intangible assets and charges related to in-process research and development, primarily in connection with its acquisition of certain businesses and technologies. The amortization of purchased intangibles from business combinations varies depending on the level of acquisition activity and the Company’s management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

C. Restructuring charges. These charges are primarily due to workforce reductions, abandonment or sublease of leased facilities and related costs.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon the Company’s reported financial results. The Company’s management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the Company’s earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in the Company’s press release.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding the expected charges and costs related to the Company’s planned restructuring plan. Factors that could cause actual results to differ materially include the following: difficulties encountered in implementing workforce reductions; changes in the size and components of the expected restructuring plan; litigation or claims made as a result of the implementation of certain elements of the restructuring plan; and general economic conditions. The Company assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s annual report on Form 10-K for the year ended January 31, 2008, and Form 10-Q for the quarter ended October 31, 2008, which are on file with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/S/ CARL BASS
Carl Bass Chief Executive Officer, President and Interim Chief Financial Officer

Date: January 15, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 15, 2009